Exhibit 99.3
Greenfield Online, Inc. Q&A
Regarding Microsoft’s Sale of the ISS Business to ZM Capital, L.P.
September 10, 2008
1.	What is the transaction?

Greenfield Online, Inc. announced that Microsoft Corporation, in connection with its agreement to acquire Greenfield Online, as announced on August 29, 2008, has signed an agreement to sell the Greenfield Online Internet survey solutions (ISS) business to ZM Surveys LLC, an entity affiliated with ZM Capital, L.P. (“ZM Capital”), a private equity investment partnership focused on entertainment and media investments.

2.	Why has Microsoft entered into this agreement?

Microsoft has agreed to acquire Greenfield Online because it believes that the Ciao comparison shopping business (“CSS”) is beneficial to its internet strategy in Europe. It was very important for Microsoft to find the right partner to champion the continued growth of the Greenfield Online ISS business, which is not a fit with Microsoft’s strategy for its Live Search platform.

Microsoft recognizes the value the ISS organization plays as a part of Greenfield Online and in the marketplace. However, the strategic direction of ISS doesn’t align well with the direction of Microsoft. ZM Capital has followed Greenfield Online’s leadership position in the ISS business with interest for several years and is very excited about the opportunity to acquire and grow the Greenfield Online ISS business going forward. The strategic alignment of the ISS business is a better fit with ZM Capital.

3.	Why does ZM Capital want the ISS business?

ZM Capital has followed Greenfield Online’s leadership position in the ISS business with interest for several years and is very excited about the opportunity to acquire and grow the Greenfield Online ISS business going forward. The ZM Capital acquisition is a positive next step in the growth and evolution of the ISS business. ZM Capital has the right combination of domain experience and resources to help Greenfield Online develop new products and services to strengthen our industry leadership around the world.

ZM Capital has advised us that it intends to keep the Greenfield Online ISS business a standalone, independent, privately-held company, and has no current plans to integrate or merge ISS with any other company.

4.	Tell us more about ZM Capital?

ZM Capital is a private equity investment partnership focused on entertainment and media investments with offices in New York and Los Angeles. The partners have extensive experience investing in and operating companies in the marketing services, business information, advertising, interactive entertainment, direct marketing, recorded music, film and television sectors
Transaction/Financial
5.	What are the terms of the transaction?

The terms of the transaction between Microsoft and ZM Capital will not be publicly disclosed.

Greenfield Online, Inc. Q&A
Regarding Microsoft’s Sale of the ISS Business to ZM Capital, L.P.
September 10, 2008
6.	What happens next?

Greenfield Online’s ISS business will continue to operate much the same as it does today. Business continuity is critically important to the ongoing success of the ISS business. ZM Capital admires the profitable Greenfield Online ISS business model of delivering the highest quality sample at the best possible price; which has helped Greenfield Online achieve its success and ISS market leadership.

Concurrently, Microsoft will prepare and file a Tender Offer that will ask our stockholders to tender their shares to Microsoft for $17.50 per share. If Microsoft receives 90% or more of our outstanding shares in the Tender Offer, Microsoft will complete the merger without the need for stockholder approval. If Microsoft receives less than 90% of our outstanding stock in the Tender Offer, it has the option to either purchase shares from us so that it has 90% of our outstanding stock (the “Top-Up Option”) and then complete the merger, or it can cause the Company to file a proxy and seek approval for the merger from our stockholders. There is no requirement that Microsoft exercise the Top-Up Option.

7.	When does the Company expect the transaction to close?

The merger of Greenfield Online and Microsoft and Microsoft’s sales of the ISS business to ZM Capital are expected to close simultaneously in the fourth quarter of 2008.

8.	What happens if the sale falls through?

In the unlikely event that the sale to ZM Capital does not close, ISS business will become wholly owned by Microsoft when the sale of Greenfield Online to Microsoft closes. If this occurs, then Microsoft will then seek a different buyer for the ISS business. Microsoft is committed to supporting the ISS business until an agreement is closed with a buyer. The ISS business will continue to operate much as it does today until a sale is finalized.

9.	What will happen between now and when the transaction closes?

Greenfield Online and its business segments will continue to operate much the same as it does today. Business continuity is critically important to the ongoing success of the ISS business.
Management/Operations
10.	Who will hold the senior leadership positions in the Greenfield Online ISS business once ZM Capital owns the company?

The ISS management team is a significant element of attracting ZM Capital to the transaction. ZM Capital has advised us that it is their intention to retain as many members of the current ISS management team as possible after the closing.

11.	Will the ISS business remain headquartered in Wilton, Connecticut?

There are no current plans to leave its Wilton, Connecticut operations.

Greenfield Online, Inc. Q&A
Regarding Microsoft’s Sale of the ISS Business to ZM Capital, L.P.
September 10, 2008
Employee Specific Questions
12.	What will happen to my Greenfield Online stock options prior to close?
There will be no change to Greenfield Online option programs until the deal closes. This means prior to close:
•	Employee’s Greenfield Online stock options will continue to vest

•	No change in the process of exercising options

•	Please refer to current Greenfield Online plan documents and consult with your tax advisor for specific personal tax questions
13.	If I hold unexercised, unvested or vested, Greenfield Online stock options, what happens to my stock options?

You will be notified via regular mail about your shares. Immediately before the closing of the tender offer, all outstanding stock options held by current employees will fully vest. If the exercise price per share of your stock options is below the per share offer price for the transaction, you will be paid cash equal to the difference between $17.50 and the exercise price per share of such options multiplied by the number of option shares, less applicable tax withholdings. If the exercise price per share of your stock options is greater than the offer price per share for the transaction, such stock option will be cancelled and you will not receive any compensation with respect to such options.

14.	What will happen with the Company’s Employee Stock Purchase Program (“ESPP”)?

If you are a participant in the ESPP as of July 1 2008 you may continue to participate, but you may not increase your contributions. If you are not a participant as of July 1, 2008, you may not join. If you are participating in the offering period that started July 1, 2008, that offering period will end upon the effective date of the merger, and that day will be counted as the last day of the offer period to calculate the purchase price of the Company’s stock. On the effective date of the merger your contributions will be used to purchase whole shares of the Company’s stock at the offer price calculated under the ESPP, and then those shares will be purchased from you at $17.50 per share. Any excess cash in your account will be refunded. The Company will take all action allowed under the ESPP to prevent the start of another offering period after the current one has ended.

15.	How will our medical, dental and other benefits be impacted by the ZM Capital acquisition?

From the closing until July 1, 2009, ZM Capital has agreed to provide employees with annual salary, wages, cash or other incentive compensation opportunities and employees benefits (excluding equity compensation) that are no less favorable in the aggregate than were provided by the Company immediately prior to the closing..

16.	What do I do if I receive a call from an investor, the media or other parties outside the organization?

Greenfield Online, Inc. Q&A
Regarding Microsoft’s Sale of the ISS Business to ZM Capital, L.P.
September 10, 2008
You should not speak with investors, reporters, journalists, other media representatives, or competitors about the transaction. Any questions or other communications you receive from anyone outside of Greenfield Online other than clients should be directed as follows:
Greenfield Online and Ciao-Surveys GmbH Contact
Cindi Brockhoff
Vice President, Investor Relations
203-846-5772
Client Questions
17.	How will the company handle client communications across Greenfield Online, and Ciao Surveys?

Customer communications message and activities will be fully coordinated between our corporate communications group and the various client business teams. They may include:

- Customer letters signed by Albert Angrisani, Keith Price, Richard Thornton, and Alberto Abisso - Talking points for all customer-facing personnel.

All materials are available on the Company’s Intranet and from corporate marketing and communications.

18.	What happens to our existing customer contracts or proposals?

Prior to the close of the transaction, nothing should change regarding any ISS client relationships. All existing customer contracts and proposals will remain unchanged and should proceed as planned. This transaction should not affect our day-to-day business operations.

19.	How should we proceed with outstanding proposals?

Again, nothing should change regarding any client relationships. This transaction should not affect our day-to-day business operations.

20.	What happens to any existing alliances and partnerships with third party companies?

Alliances and partnerships are expected to remain intact.
Additional information and where to find it
Advisory and Important Additional Information
This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Greenfield Online or Microsoft. At the time the subsidiary of Microsoft commences the tender offer, it will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”) and Greenfield Online will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. THE TENDER OFFER WILL BE MADE SOLELY BY THE TENDER OFFER STATEMENT. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND ALL OTHER OFFER DOCUMENTS) AND THE

Greenfield Online, Inc. Q&A
Regarding Microsoft’s Sale of the ISS Business to ZM Capital, L.P.
September 10, 2008
SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION AND SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.
The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement will be made available to all stockholders of Greenfield Online, at no expense to them. The Tender Offer Statement (including the Offer to Purchase, the related Letter of Transmittal and all other offer documents filed by Microsoft and the Company with the SEC) and the Solicitation/Recommendation Statement will also be available for free at the SEC’s website at www.sec.gov. Investors and security holders are strongly advised to read both the Tender Offer Statement and the Solicitation/Recommendation Statement regarding the tender offer referred to in this press release when they become available because they will contain important information. The tender offer materials may also be obtained for free by contacting the information agent for the tender offer.
Advisors disclaimer
Deutsche Bank Securities Inc., acted as financial advisor to Greenfield Online in connection with the transaction. Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal advisor to Greenfield Online. Perkins Coie LLP acted as legal advisor to Microsoft. The transaction will be financed by cash on hand at Microsoft.
Cautionary Note Regarding Forward Looking Statements
Certain statements contained in this presentation about our expectation of future events or results constitute forward-looking statements. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from our anticipated results and financial condition indicated in these forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this press release. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the merger agreement, (3) the inability to complete the merger due to the failure to satisfy other conditions required to complete the merger, (4) risks that the proposed transaction disrupts current plans and operations, and (5) the costs, fees and expenses related to the merger. Additional information regarding risk factors and uncertainties affecting the Company is detailed from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, available for viewing on the Company’s website at www.greenfield.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.